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                                                                  EXHIBIT 1.1
                                                                EXECUTION COPY

                        UNIVERSAL HOSPITAL SERVICES, INC.

                          10.125% SENIOR NOTES DUE 2011

                                 ---------------

                               PURCHASE AGREEMENT


                                                                 October 8, 2003


Goldman, Sachs & Co.,
  As representative of the several Purchasers named in Schedule I hereto,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:


      Universal Hospital Services, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers"), in the respective amounts set forth in Schedule I hereto, an aggregate of $260,000,000 principal amount of the 10.125% Senior Notes due 2011 of the Company specified above (the "Securities").


      1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

            (a) A preliminary offering circular, dated September 26, 2003 (the "Preliminary Offering Circular") and an offering circular, dated October 8, 2003 (the "Offering Circular" have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include
      (i) any documents filed by the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to the completion of the distribution of the Securities and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities. As of the date thereof, the Preliminary Offering Circular did not, and the Offering Circular and any amendments or supplements thereto did not as of the date hereof and will not, as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

            (b) The Company has not sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any
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      labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock, total debt or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, shareholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Offering Circular;

            (c) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or those that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (as defined below) and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property and buildings by the Company;

            (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

            (e) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

            (f) The Securities have been duly authorized by the Company and, when executed, issued and delivered by the Company and authenticated by Wells Fargo Bank, National Association, as Trustee (the "Trustee"), pursuant to this Agreement and the Indenture (as defined below), will have been duly executed, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of October 17, 2003 (the "Indenture") between the Company and the Trustee, under which they are to be issued, enforceable against the Company in accordance with their terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities will be in substantially the form contemplated by the Indenture;

            (g) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company, will have been duly executed and delivered by the Company and (assuming due authorization, execution, delivery and performance by the Trustee) will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture will be in substantially the form previously delivered to you;


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            (h) The Company does not have any Subsidiaries (as defined in the
      "Description of Notes" section of the Offering Circular);

            (i) The exchange and registration rights agreement to be dated October 17, 2003, among the Company and the Purchasers (the "Registration Rights Agreement") has been duly authorized by the Company and, when executed and delivered by the Company, will have been duly executed and delivered by the Company and will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights or limiting the availability of, and public policy against, indemnification and contribution and to general equity principles;

            (j) The exchange securities, with terms substantially identical to those of the Securities, to be issued in exchange for the Securities in connection with the exchange offer contemplated by the Registrations Rights Agreement (the "Exchange Securities") have been duly authorized for issuance by the Company and, when executed, issued and delivered by the Company and authenticated by the Trustee pursuant to this Agreement and the Indenture, will have been duly executed, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

            (k) The Credit Agreement, dated as of October 17, 2003, among the Company, General Electric Capital Corporation, GE Capital Markets Group, Inc., Goldman Sachs Credit Partners L.P. and the lenders party thereto, providing for up to $100.0 million of revolving credit borrowings (the "Credit Agreement"), has been duly authorized by the Company and, when executed and delivered by the Company, will have been duly executed and delivered by the Company and will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Credit Agreement will be in substantially the form previously delivered to you;

            (l) The Stock Purchase Agreement, dated as of September 26, 2003, among the Company, J.W. Childs Equity Partners III, JWC Co-invest III LLC, L.P., Halifax Capital Partners, L.P. and certain members of the Company's management (the "Stock Purchase Agreement") has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Stock Purchase Agreement will be in substantially the form previously delivered to you;

            (m) The cash tender offer (the "Tender Offer") for the Company's outstanding senior notes and the consent solicitation in connection with the Tender Offer (the "Consent Solicitation") have been commenced as described in the Offering Circular;

            (n) The Dealer Manager Agreement, dated as of September 24, 2003, between the Company and Goldman, Sachs & Co. (the "Dealer Manager Agreement") has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding


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      obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights or limiting the availability of, and public policy against, indemnification and contribution and to general equity principles;

            (o) The letter agreement, dated as of September 26, 2003, between the Company and ING Investment Management LLC, as agent of Security Life of Denver Insurance Company, providing for the repurchase of the outstanding series B preferred stock of the Company (the "Preferred Stock Repurchase Agreement") has been duly authorized by the Company and, when executed and delivered by the Company, will have been duly executed and delivered by the Company and will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Preferred Stock Repurchase Agreement will be in substantially the form previously delivered to you;

            (p) The Company's offer to repurchase certain of its outstanding equity securities (the "Equity Repurchase") has been commenced as described in the Offering Circular;

            (q) This Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights or limiting the availability of, and public policy against, indemnification and contribution and to general equity principles;

            (r) None of the transactions contemplated by this Agreement and to be performed by the Company (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System, in each case as the same may be in effect or as the same may hereafter be in effect at the Time of Delivery;

            (s) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

            (t) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement, this Agreement, the Credit Agreement, the Stock Purchase Agreement, the Preferred Stock Repurchase Agreement and the Dealer Manager Agreement and the consummation of the Tender Offer, the Consent Solicitation, the Recapitalization (as described in the "Offering Circular Summary - The Recapitalization" section of the Offering Circular), the Equity Repurchase and the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject,
      (ii) result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company, (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming all representations made by the


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      Purchasers in Section 3 hereof are true and correct) result in any violation of the provisions of any law or statute or any order, rule, regulation, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations, defaults or liens that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the current or future business management, financial position, shareholders' equity or results of operations of the Company ("Material Adverse Effect"); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the Tender Offer and the Consent Solicitation, the Recapitalization, the Equity Repurchase and the transactions contemplated by this Agreement, the Securities, the Indenture, the Registration Rights Agreement, the Credit Agreement, the Stock Purchase Agreement, the Preferred Stock Repurchase Agreement and the Dealer Manager Agreement, except for (i) the filing of a registration statement by the Company with the Commission pursuant to the United States Securities Act of 1933, as amended (the "Act") pursuant to the Registration Rights Agreement, (ii) the filing of a notice on Form D by the Company with the Commission pursuant to Section 5(h) hereof, (iii) the filing of a notice on Form D by the Company with the Commission in connection with the Stock Purchase Agreement and (iv) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the laws of any jurisdiction outside of the United States in connection with the purchase and distribution of the Securities by the Purchasers;

            (u) The Company is not (i) in violation of its Certificate of Incorporation or Bylaws or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except such defaults that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

            (v) The statements set forth in the Offering Circular under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, and under the captions "Material Federal Income Tax Consequences" and "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete;

            (w) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (x) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

            (y) The Company is not, and immediately after giving effect to the offering and sale of the Securities will not be, an "investment company," or an entity "controlled by an investment


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      company," as such terms are defined in the United States Investment
      Company Act of 1940, as amended (the "Investment Company Act") and the rules and regulations thereunder;

            (z) The Company maintains and will maintain disclosure controls and procedures (as defined in Rule 13a-14 of the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder; and the Company has carried out and will carry out evaluations, under the supervision and with the participation of the Company's management, of the effectiveness of the design and operation of the Company's disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act;

            (aa) Neither the Company nor any person acting on its behalf (other than the Purchasers as to whom the Company makes no representation) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

            (bb) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities or any securities of the same or a similar class as the Securities other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

            (cc) PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company as set forth in its report included in the Offering Circular, is an independent public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

            (dd) Except as described in the Offering Circular and except such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative order, consent, decree or judgment thereof, including any judicial or administrative order, consent, decree or judgment relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company has all permits, authorizations and approvals required under any applicable


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      Environmental Laws and is in compliance with their requirements, (iii)
      there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (iv), to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or Environmental Laws;

            (ee) The Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business as described in the Offering Circular, except where the failure to have such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and the Company has no knowledge of any reason to believe that the conduct of its business will conflict with, and, except as disclosed in the Preliminary Offering Circular and the Offering Circular, has not received any notice of any claim of conflict with, any such rights of others which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

            (ff) The financial statements, including the notes thereto, included in the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act, and the rules and regulations of the Commission thereunder, and present fairly in all material respects the financial position of the Company as of the dates indicated and results of operations for the periods specified, subject, in the case of interim unaudited financial statements, to year-end adjustments; said financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved except as noted therein; and the other statistical and market and industry-related data included in the Offering Circular present fairly the information included therein, are based upon or derived from sources that the Company believes to be reliable and accurate;

            (gg) The Company has not, and, as a result of consummation of the transactions herein contemplated and the consummation of the Recapitalization, immediately following the Recapitalization will not have, incurred debts beyond its ability to pay as they mature;

            (hh) The present fair saleable value of the assets of the Company exceeds the amount required to pay the probable liability on its existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent), as they become absolute and matured, and, as a result of consummation of the transactions herein contemplated, immediately after giving effect to the Recapitalization, will exceed such amount;

            (ii) The Company does not have, and, as a result of consummation of the transactions herein contemplated and the consummation of the Recapitalization, immediately following the Recapitalization will not have, unreasonably small capital for it to carry on its business as proposed to be conducted;

            (jj) The Company is not incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted;


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            (kk) No labor disturbance by the employees of the Company exists or, to the best of the Company's knowledge, is imminent; except as disclosed in the Offering Circular, the Company is not a party to a collective bargaining agreement; and there are no unfair labor practice complaints pending against the Company or, to the best of the Company's knowledge, threatened against it which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

            (ll) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived, the event described in
      Section 4043(c)(5) that was reported by the Company to the PBGC on February 3, 2003, or any event described in Section 4043(c)(9) or 4043(c)(11) that may result from the offering of the Securities or the Recapitalization) has occurred with respect to any "employee benefit plan," (as defined in Section 3(3) of ERISA), or any "employee benefit plan" of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"); each such "employee benefit plan" is in compliance in all material respects with its terms and applicable law, including ERISA and the Code; and the Company or any ERISA Affiliate has not participated in any multiemployer plan (as defined in Section 3(37) of ERISA); the Company or any ERISA Affiliate has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any "pension plan" (as defined in Section 3(2) of ERISA) and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification; and

            (mm) The Securities, the Indenture, the Registration Rights Agreement, the Credit Agreement, the Stock Purchase Agreement, the Equity Repurchase, the Preferred Stock Repurchase Agreement, the Tender Offer and the Consent Solicitation and the Dealer Manager Agreement will conform in all material respects to the descriptions thereof in the Offering Circular.

      2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.00% of the principal amount thereof, plus accrued interest, if any, from October 17, 2003 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

      3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

      (a) It has solicited and will solicit offers for the Securities only from and will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A and (ii) through its selling agents, outside the United States, to non-U.S. persons in reliance on Regulation S under the Act;


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      (b) It is an Institutional Accredited Investor within the meaning of Rule
501 under the Act;

      (c) It has not solicited and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act or in any manner involving a public offering within the meaning of Section 4(2) of the Act;

      (d) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule
144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

      Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to clause (a)(i) of this Section 3 without delivery of the written statement required by this clause (d); and

      (e) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

      4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form that will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer, payable to the order of the Company in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the

"Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on October 17, 2003 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery."

      (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(h) hereof, will be delivered at such time and date at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      5. The Company agrees with each of the Purchasers:

      (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular without your prior consent (which consent shall not be unreasonably withheld) promptly after reasonable notice thereof; and to furnish you with such copies thereof as you may reasonably request;

      (b) Promptly, from time to time, to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or take any other action that would subject it to general service of process or to taxation in excess of a nominal amount in respect of doing business in any jurisdiction in which it is not otherwise subject;

      (c) To furnish the Purchasers with three copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the completion of the resale by the Purchasers of the Securities, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

      (d) For a period of 180 days from the date of the Offering Circular, not to offer, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device which is designated to, or could be expected to, result in the disposition in the future of), any securities of the Company that are substantially similar to the Securities except (i) the Exchange Securities in exchange for the Securities in connection with the exchange offer contemplated by the Registrations Rights Agreement or
(ii) with the prior written consent of Goldman, Sachs & Co.;

      (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

      (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

      (g) If requested by you, to use all commercially reasonable efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

      (h) To file with the Commission, not later than 15 days after the Time of Delivery, five copies of a notice on Form D under the Act (one of which will be manually signed by a person duly authorized by the Company); to otherwise comply with the requirements of Rule 503 under the Act; and to furnish promptly to you evidence of each such required timely filing (including a copy thereof);

      (i) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its shareholders consolidated summary financial information of the Company for such quarter in reasonable detail;

      (j) During a period of five years from the date of the Offering Circular, so long as any of the Securities then remain outstanding, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its shareholders generally or to the Commission);

      (k) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

      (l) To do and perform all things required to be done and performed under this Agreement, the Securities, the Indenture, the Registration Rights Agreement, the Credit Agreement, the Stock Purchase Agreement, the Preferred Stock Repurchase Agreement and the Dealer Manager Agreement prior to and after the Time of Delivery;

      (m) To comply with all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "book entry" transfer; and

      (n) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds."

      6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky and legal investment surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the Exchange Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) any fees charged by securities rating services for rating the Securities and the Exchange Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

      7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

      (a) Latham & Watkins LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

      (b) Dorsey & Whitney LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, in the form of Annex I hereto;

      (c) Kaye Scholer LLP shall have furnished to you their written opinion, dated the Time of Delivery, substantially in the form of Annex II hereto;

      (d) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLC shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex III hereto;

      (e) (i) The Company shall not have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the

Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock, total debt or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

      (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;


      (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

      (h) The Securities have been designated for trading on PORTAL;

      (i) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you that the representations and warranties of the Company herein are true and correct in all material respects (to the extent not otherwise qualified by materiality or Material Adverse Effect) as if made on and as of such Time of Delivery, that the Company has performed or complied in all material respects (to the extent not otherwise qualified by materiality or Material Adverse Effect) with all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as you may reasonably request;

      (j) Prior to or simultaneously with the Time of Delivery, the Company shall have consummated the Credit Agreement on terms no less favorable to the Company than as described in the Offering Circular, and the Purchasers shall have received counterparts, conformed as executed, of the Credit Agreement and such other documentation as they reasonably deem necessary to evidence the consummation thereof;

      (k) Prior to or simultaneously with the Time of Delivery, the Company shall have received at least $55.0 million in cash as consideration for newly-issued shares of common stock on the terms described in the Offering Circular, and the Purchasers shall have received such documentation as they reasonably deem necessary to provide satisfactory evidence thereof;

      (l) Prior to or simultaneously with the Time of Delivery, on the terms described in the Offering Circular, (i) the Company shall have received requisite consents to the modification of the financial maintenance covenants in the indenture (the "2008 Indenture") relating to the Company's

10.25% Senior Notes due 2008 (the "2008 Notes") so as to permit the incurrence of the Securities, the consummation of the Recapitalization, the transactions contemplated by this Agreement and the amendments to the 2008 Indenture, (ii) such modifications to the 2008 indenture shall have become operative and (iii) the Purchasers shall have received such documentation as they reasonably deem necessary to provide satisfactory evidence thereof. At the Time of Delivery, the Company shall have repurchased all outstanding 2008 Notes or, with respect to any 2008 Notes not repurchased, irrevocably deposited with U.S. Bank Trust National Association, the trustee under the 2008 Indenture, notice of redemption of such 2008 Notes from each holder thereof in accordance with the terms of the 2008 Indenture, and the Purchasers shall have received such documentation as they reasonably deem necessary to provide satisfactory evidence thereof;

      (m) Prior to or simultaneously with the Time of Delivery, on the terms described in the Offering Circular, the Company shall have repurchased all outstanding shares of the Company's existing Series B 13% cumulative accruing pay-in-kind preferred stock, and the Purchasers shall have received such documentation as they reasonably deem necessary to evidence the consummation thereof;

      (n) Prior to or simultaneously with the Time of Delivery, on the terms described in the Offering Circular, the Company shall have paid in full all amounts outstanding under the Company's existing revolving credit agreement, dated as of October 25, 1999, all commitments to lend under such revolving credit agreement shall have terminated, and the Purchasers shall have received such documentation as they reasonably deem necessary to provide satisfactory evidence thereof; and

      (o) The Company shall have delivered executed copies of the Securities, the Indenture and the Registration Rights Agreement to the Purchasers.

      8. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser through Goldman, Sachs & Co. expressly for use therein.

      (b) Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

      (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

      (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

      9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

      (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

      (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

      10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Securities.

      11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Section 8 hereof and, as to any non-defaulting Purchaser, in Section 6 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of one counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

      12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by Goldman, Sachs & Co on behalf of you as the Representative.

      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail or facsimile transmission to you as the representative at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention:
Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or document constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

      14. Time shall be of the essence of this Agreement.

      15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

      17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Purchasers imposing any limitation of any kind.

      If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,


                                          Universal Hospital Services, Inc.


                                          By: /s/ Gary D. Blackford
                                              ---------------------------------
                                              Name:  Gary D. Blackford
                                              Title: President and Chief
                                                     Executive Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.

By: /s/       Goldman, Sachs & Co.
    -----------------------------------------
             (Goldman, Sachs & Co.)

       On behalf of each of the Purchasers

                                   SCHEDULE I

                                                                      PRINCIPAL
                                                                      AMOUNT OF
                                                                      SECURITIES
                                                                        TO BE
                             PURCHASER                                PURCHASED
                             ---------                                ---------
Goldman, Sachs & Co............................................     $130,000,000
Credit Suisse First Boston LLC.................................       71,500,000
CIBC World Markets Corp........................................       45,500,000
Jefferies & Company, Inc.......................................       13,000,000



                                                                    ------------
            Total..............................................     $260,000,000
                                                                    ============

                                                                         ANNEX I

                       [Form of Dorsey & Whitney Opinion]

                                                                        ANNEX II


                         [Form of Kaye Scholer Opinion]

                                                                       ANNEX III


                            [Form of Comfort Letter]




                                      III-1